EXHIBIT 2.2

ARTICLES OF MERGER

OF

MMX, ACQUISITION CORP.

(a Florida corporation)

with and into

MIMEDX, INC.

(a Florida corporation)

The following articles of merger are being submitted in accordance with the Florida Business Corporation Act, pursuant to section 607.1105, Florida Statutes:

FIRST: The name, jurisdiction, document number, and entity type of the merging corporation are as follows:

Name	Jurisdiction	Document Number	Entity Type

MMX Acquisition Corp.	Florida	P08000011092	Profit Corporation

SECOND: The name, jurisdiction, document number, and entity type of the surviving entity are as follows:

Name	Jurisdiction	Document Number	Entity Type

MiMedx, Inc.	Florida	P06000146755	Profit Corporation

THIRD: The Plan of Merger attached hereto as Exhibit A was approved by the board of directors of the surviving corporation on January 28, 2008 and the shareholders of the surviving corporation on February 8, 2008 in accordance with the applicable provisions of Chapters 607, Florida Statutes. The attached Plan of Merger was approved by the board of directors and the shareholders of the merging corporation on January 29, 2008 in accordance with the applicable provisions of Chapters 607, Florida Statutes.

FOURTH: The Plan of Merger attached hereto as Exhibit A was approved by each other business entity that is a party to the merger in accordance with the applicable laws of the state under which such other business entity is incorporated on January 29, 2008.

FIFTH: The merger shall become effective on the date the Articles of Merger are filed with the Florida Department of State.

[Signatures contained on the following page]

IN WITNESS WHEREOF, these Articles of Merger have been executed by a duly authorized officer of MMX Acquisition Corp. and a duly authorized officer of MiMedx, Inc.

MERGING CORPORATION:

MMX Acquisition Corp., a Florida corporation

By:	/s/ Ken Edwards
Name:	Ken Edwards
Title:	President

SURVIVING ENTITY:

MiMedx, Inc., a Florida corporation

By:	/s/ John C. Thomas, Jr.
Name:	John C. Thomas, Jr.
Title:	CFO & Secretary

Exhibit A

PLAN OF MERGER